PRINCIPAL  FUNDS, INC.
AMENDED AND RESTATED SUB-ADVISORY AGREEMENT
ALLIANCEBERNSTEIN L.P. SUB-ADVISED FUNDS

AGREEMENT executed as of the 1st day of January, 2010, by and between
PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called
"the Manager"), and ALLIANCEBERNSTEIN L.P., a Delaware limited partnership
(hereinafter called "the Sub-Advisor").

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each Series of Principal Funds,
Inc., (the "Fund"), an open-end management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager desires to retain the Sub-Advisor to furnish it with portfolio selection and
related research and statistical services in connection with the investment advisory services for each
Series of the Fund identified in Appendix A (hereinafter called "the
Series"), which the Manager has
agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

WHEREAS, The Manager has furnished the Sub-Advisor with copies properly certified or
authenticated of each of the following and will promptly provide the
Sub-Advisor with copies properly
certified or authenticated of any amendment or supplement thereto:

  (a) Management Agreement (the "Management Agreement") with the Fund;

  (b) The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

  (c) The Fund's Articles of Incorporation and By-laws;

(d) Policies, procedures or instructions adopted or approved by the
Board of Directors of the
 Fund relating to obligations and services provided by the Sub-
Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set
forth, the parties agree as follows:

1. Appointment of Sub-Advisor

In accordance with and subject to the Management Agreement, the
Manager hereby
appoints the Sub-Advisor to perform the services described in
Section 2 below
for investment and reinvestment of the securities and other assets of the Series, subject to the
control and direction of the Manager and the Fund's Board of
Directors, for the period and
on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to
furnish the services hereinafter set forth for the compensation herein provided. The
Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and
shall, except as expressly provided or authorized, have no authority to act for or represent
the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the
Manager.

2. Obligations of and Services to be Provided by the Sub-Advisor

(a) Provide investment advisory services, including but not limited to research, advice and supervision for the Series.

(b) Furnish to the Board of Directors of the Fund for approval (or any appropriate
 committee of such Board), and revise from time to time as
economic conditions require,
 a recommended investment program for the Series consistent with the Series'
 investment objective and policies.

(c) Implement the approved investment program by placing orders for the purchase and
 sale of securities without prior consultation with the Manager and without regard to the
 length of time the securities have been held, the resulting rate of portfolio turnover or
 any tax considerations, subject always to the provisions of the
Fund's Certificate of
 Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same
 shall be from time to time in effect.

(d) Advise and assist the officers of the Fund, as requested by the officers, in taking such
 steps as are necessary or appropriate to carry out the decisions of its Board of
 Directors, and any appropriate committees of such Board,
regarding the general
 conduct of the investment business of the Series.

(e) Report to the Board of Directors of the Fund at such times and in such detail as the
 Board of Directors may reasonably deem appropriate in order to enable it to determine
 that the investment policies, procedures and approved investment program of the
 Series are being observed.

(f) Upon request, provide assistance and recommendations for the determination of the
 fair value of certain securities when reliable market quotations are not readily available
 for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of
Directors.

(g) Furnish, at its own expense, (i) all necessary investment and management facilities,
 including salaries of clerical and other personnel required for it to execute its duties
faithfully, and (ii) administrative facilities, including
bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the
Series.

(h) Open accounts with broker-dealers and future commission
merchants ("broker-
 dealers"), select broker-dealers to effect all transactions for the Series, place all
 necessary orders with broker-dealers or issuers (including
affiliated broker-dealers),
 and negotiate commissions, if applicable. To the extent
consistent with applicable law,
 purchase or sell orders for the Series may be aggregated with contemporaneous
 purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of
 securities so sold or purchased, as well as the expenses
incurred in the transaction, will
be made by the Sub-Advisor in the manner the Sub-Advisor
considers to be the most
equitable and consistent with its fiduciary obligations to the
Fund and to other clients.
 The Sub-Advisor will report on such allocations at the request of the Manager, the Fund
 or the Fund's Board of Directors providing such information as the number of
 aggregated trades to which the Series was a party, the broker-
dealers to whom such
 trades were directed and the basis for the allocation for the aggregated trades.  The
 Sub-Advisor shall use its best efforts to obtain execution of transactions for the Series

at prices which are advantageous to the Series and at commission rates that are
      reasonable in relation to the benefits received. However, the
Sub-Advisor may select
      brokers or dealers on the basis that they provide brokerage, research or other services
      or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-
Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or
dealer would have charged for effecting that transaction if the
Sub-Advisor determines
in good faith that such amount of commission is reasonable in relation to the value of
the brokerage and research products and/or services provided by such broker or
dealer. This determination, with respect to brokerage and
research products and/or
services, may be viewed in terms of either that particular
transaction or the overall responsibilities which the Sub-
Advisor and its affiliates have with respect to the Series
as well as to accounts over which they exercise investment
discretion. Not all such
services or products need be used by the Sub-Advisor in managing the Series.  In
addition, joint repurchase or other accounts may not be utilized by the Series except to
the extent permitted under any exemptive order obtained by the
Sub-Advisor provided
that all conditions of such order are complied with.

(i) Maintain all accounts, books and records with respect to the
Series as are required of
 an investment advisor of a registered investment company
pursuant to the 1940 Act
 and Investment Advisor's Act of 1940 (the "Investment Advisor's
Act"), and the rules
 thereunder, and furnish the Fund and the Manager with such
periodic and special
 reports as the Fund or Manager may reasonably request.  In
compliance with the
 requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all
 records that it maintains for the Series are the property of the
Fund, agrees to preserve
 for the periods described by Rule 31a-2 under the 1940 Act any records that it
 maintains for the Account and that are required to be maintained by Rule 31a-1 under
 the 1940 Act, and further agrees to surrender promptly to the
Fund any records that it
 maintains for the Series upon request by the Fund or the
Manager.  The Sub-Advisor
 has no responsibility for the maintenance of Fund records except insofar as is directly
 related to the services provided to the Series.

(j) Observe and comply with Rule 17j-1 under the 1940 Act and the
Sub-Advisor's Code of
 Ethics adopted pursuant to that Rule as the same may be amended from time to time.
 The Manager acknowledges receipt of a copy of Sub-Advisor's current Code of Ethics.
 Sub-Advisor shall promptly forward to the Manager a copy of any material amendment
 to the Sub-Advisor's Code of Ethics.

(k) From time to time as the Manager or the Fund may request, furnish the requesting party
 reports on portfolio transactions and reports on investments held by the Series, all in
 such detail as the Manager or the Fund may reasonably request.
The Sub-Advisor will
 make available its officers and employees to meet with the
Fund's Board of Directors at
 the Fund's principal place of business on due notice to review the investments of the
 Series.

(l) Provide such information as is customarily provided by a sub-
advisor and may be
 required for the Fund or the Manager to comply with their
respective obligations under
 applicable laws, including, without limitation, the Internal
Revenue Code of 1986, as
 amended (the "Code"), the 1940 Act, the Investment Advisers Act,
the Securities Act of
 1933, as amended (the "Securities Act"), and any state
securities laws, and any rule or

regulation thereunder.  Sub-Advisor will advise Manager of any changes in Sub-
Advisor's general partners within a reasonable time after any such change.

(m) Perform quarterly and annual tax compliance tests to monitor the
Series' compliance
 with Subchapter M of the Code.  The Sub-Advisor shall notify the
Manager immediately
 upon having a reasonable basis for believing that the Series has ceased to be in
 compliance or that it might not be in compliance in the future.
 If it is determined that the
 Series is not in compliance with the requirements noted above, the Sub-Advisor, in
 consultation with the Manager, will take prompt action to bring the Series back into
 compliance (to the extent possible) within the time permitted under the Code.

     3. Prohibited Conduct

In providing the services described in this agreement, the Sub-
Advisor will not consult with
any other investment advisory firm that provides investment advisory services to any
investment company sponsored by Principal Life Insurance Company regarding transactions
for the Fund in securities or other assets.

     4. Compensation

As full compensation for all services rendered and obligations assumed by the Sub-Advisor
hereunder with respect to the Series, the Manager shall pay the compensation specified in Appendix A to this Agreement.  Brokerage services provided by SCB LLC to the Series are
not within the scope of the duties of the Sub-Advisor under this
Agreement.  Subject to the requirements of applicable law and any procedures adopted by the Fund's board of
directors, SCB LLC may receive brokerage commissions, fees or other remuneration from
the Series for these services in addition to the Sub-Advisor's fees for services under the
Agreement.

     5. Liability of Sub-Advisor

Neither the Sub-Advisor nor any of its directors, officers,
employees, agents or affiliates shall
be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager
or the Fund resulting from any error of judgment made in the good faith exercise of the
Sub-Advisor's investment discretion in connection with selecting investments for the Series
or as a result of the failure by the Manager or any of its
affiliates to comply with the terms of
this Agreement and/or any insurance laws and rules, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of
the Sub-Advisor or any of its directors, officers, employees, agents, or affiliates.

     6. Supplemental Arrangements

The Sub-Advisor may enter into arrangements with other persons affiliated with the
Sub-Advisor or with unaffiliated third parties to better enable the
Sub-Advisor to fulfill its
obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Advisor, subject to written notification to and approval of the Manager and,
where required by applicable law, the Board of Directors of the
Fund.

     7. Regulation

The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction
over the services provided pursuant to this Agreement any
information, reports or other
material which any such body may request or require pursuant to applicable laws and
regulations.

     8. Duration and Termination of This Agreement

This Agreement shall become effective on the latest of (i) the date of its execution, (ii) the
date of its approval by a majority of the Board of Directors of the
Fund, including approval by
the vote of a majority of the Board of Directors of the Fund who are not interested persons of
the Manager, the Sub-Advisor, Principal Life Insurance Company or
the Fund cast in person
at a meeting called for the purpose of voting on such approval or
(iii) if required by the 1940
Act, the date of its approval by a majority of the outstanding voting securities of the Series. It
shall continue in effect thereafter from year to year provided that the continuance is
specifically approved at least annually either by the Board of
Directors of the Fund or by a
vote of a majority of the outstanding voting securities of the Fund and in either event by a
vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a
meeting called for the purpose of voting on such approval.

If the shareholders of the Series fail to approve the Agreement or any continuance of the
Agreement in accordance with the requirements of the 1940 Act, the
Sub-Advisor will
continue to act as Sub-Advisor with respect to the Series pending the required approval of
the Agreement or its continuance or of any contract with the
Sub-Advisor or a different
manager or sub-advisor or other definitive action; provided, that the compensation received
by the Sub-Advisor in respect to the Series during such period is in compliance with Rule
15a-4 under the 1940 Act.

This Agreement may be terminated at any time without the payment of any penalty by the
Board of Directors of the Fund or by the Sub-Advisor, the Manager or
by vote of a majority of
the outstanding voting securities of the Series on sixty days written notice. This Agreement
shall automatically terminate in the event of its assignment. In interpreting the provisions of
this Section 8, the definitions contained in Section 2(a) of the
1940 Act (particularly the
definitions of "interested person," "assignment" and "voting security") shall be applied.

     9. Amendment of this Agreement

No material amendment of this Agreement shall be effective until approved, if required by
the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of
the holders of a majority of the outstanding voting securities of the Series and by vote of a
majority of the Board of Directors of the Fund who are not
interested persons of the
Manager, the Sub-Advisor, Principal Life Insurance Company or the
Fund cast in person at a
meeting called for the purpose of voting on such approval.

     10. General Provisions

(a) Each party agrees to perform such further acts and execute such further documents as
 are necessary to effectuate the purposes hereof. This Agreement shall be construed and
 enforced in accordance with and governed by the laws of the State of Iowa. The
 captions in this Agreement are included for convenience only and in no way define or
 delimit any of the provisions hereof or otherwise affect their construction or effect.

(b) Any notice under this Agreement shall be in writing, addressed and delivered or mailed
 postage pre-paid to the other party at such address as such other party may designate
 for the receipt of such notices. Until further notice to the other party, it is agreed that the
 address of the Manager for this purpose shall be Principal
Financial Group, Des Moines,
 Iowa 50392-0200, and the address of the Sub-Advisor shall be 1345
Avenue of the
 Americas, New York, NY  10105, Attention:  Michael Hart.

(c) The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of
 the following events:

(1) the Sub-Advisor fails to be registered as an investment
adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is
 required to be registered as an investment advisor in order to perform its obligations
 under this Agreement.

(2) the Sub-Advisor is served or otherwise receives notice
of any action, suit,
 proceeding, inquiry or investigation, at law or in equity,
before or by any court, public
 board or body, involving the affairs of the Series.

(d) The Manager shall provide (or cause the Series custodian to provide) timely information
 to the Sub-Advisor regarding such matters as the composition of the assets of the
 Series, cash requirements and cash available for investment in the Series, any
 applicable investment restrictions imposed by state insurance laws and regulations, and
 all other reasonable information as may be necessary for the Sub-
Advisor to perform its
 duties and responsibilities hereunder.

(e)   The Sub-Advisor agrees that neither it nor any of its
affiliates will in any way refer directly or indirectly to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other
promotional materials without the express written consent of the
Manager.

(f) This Agreement contains the entire understanding and
agreement of the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above
written.

                                                           PRINCIPAL MANAGEMENT CORPORATION

By /s/ Michael J. Beer
_______________
Michael J. Beer, Executive
Vice President
and Chief Operating Officer

                                                           ALLIANCE CAPITAL MANAGEMENT L.P.

                                                           By: Alliance Capital Management
Corporation, its
                                                               General Partner

                                                           By_/s/ Louis T. Mangan
_______________________________________
                                                               Louis T. Mangan, Assistant
Secretary

APPENDIX A

     The Sub-Advisor shall serve as investment sub-advisor for each series of the Fund identified
below and the Manager will pay the Sub-Advisor, as full compensation for all services provided
under this Agreement, a fee computed at an annual rate as follows (the
"Sub-Advisor Percentage
Fee"):

 SERIES SUB-ADVISORY FEE

 LargeCap Value Fund III 0.23% for the first $300 million of average daily net assets
 0.20% of the average daily net assets
thereafter

     In calculating the fee for the  LargeCap Value Fund III of Principal
Funds, Inc. on or after July 1,
2004, assets of any unregistered separate account of Principal Life Insurance
Company and any investment company sponsored by Principal Life Insurance
Company to which the Sub-Advisor
provides investment advisory services and which have the same investment mandate as the
LargeCap Value Fund III, will be combined (together, the "Aggregated Assets").
 The fee charged for
the assets in the LargeCap Value Fund III shall be determined by calculating a fee on the value of
the Aggregated Assets and multiplying the aggregate fee by a fraction, the numerator of which is
the amount of assets in the  LargeCap Value Fund III and the denominator of which is the amount of the Aggregated Assets. Cash and cash equivalents shall be included in the Series net assets calculation up to a maximum of 1.00% of the
Series net assets. If the Manager requests the Sub-Advisor to raise cash in the
Series portfolio in excess of 1.00% of the Series net assets for the purpose of funding redemptions from the Series, such amount requested shall be included in the Series net assets calculation.

 SERIES SUB-ADVISORY FEE

 SmallCap Growth Fund I 0.650% of the first $25 million of average daily net assets
 0.600% of the next $75 million of average
daily net assets
 0.550% of average daily net assets
thereafter

     In calculating the fee for the  SmallCap Growth Fund I of Principal  Funds,
Inc. on or after July 1, 2004, assets of any unregistered separate account of
Principal Life Insurance Company and any investment company sponsored by
Principal Life Insurance Company to which the Sub-Advisor
provides investment advisory services and which have the same investment mandate as the
SmallCap Growth Fund I, will be combined (together, the "Aggregated Assets").
 The fee charged for
the assets in the  SmallCap Growth Fund I shall be determined by calculating a fee on the value of
the Aggregated Assets and multiplying the aggregate fee by a fraction, the numerator of which is the amount of assets in the  SmallCap Growth Fund I and the denominator of which is the amount of the Aggregated Assets. Cash and cash equivalents shall be included in the Series net assets calculation up to a maximum of 1.00% of the Series net assets. If the Manager requests the Sub-
Advisor to raise cash in the Series portfolio in excess of 1.00% of the Series net assets for the purpose of funding redemptions from the Series, such amount requested shall be included in the Series net assets calculation.

     The Sub-Advisor Percentage Fee shall be accrued for each calendar day and the sum of the
daily fee accruals shall be paid monthly to the Sub-Advisor. The daily fee accruals will be computed
by multiplying the fraction of one over the number of calendar days in the year by the applicable
annual rate described above and multiplying this product by the net assets of the Series as
determined in accordance with the Series' prospectus and statement of additional information as of
the close of business on the previous business day on which the Series was open for business.

     If this Agreement becomes effective or terminates before the end of any month, the fee (if any)
for the period from the effective date to the end of such month or from the beginning of such month
to the date of termination, as the case may be, shall be prorated according to the proportion which
such period bears to the full month in which such effectiveness or termination occurs.
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